Exhibit 32.1
Officers’ Section 1350 Certifications
The undersigned officers of Spindletop Oil & Gas Co., a Texas corporation (the “Company”), hereby certify that (i) the Company’s Report on Form 10-Q for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.
Dated: November 20, 2008

/s/ Chris G. Mazzini CHRIS G. MAZZINI
President, Chief Executive Officer

/s/ Robert E. Corbin ROBERT E. CORBIN Controller, Principal Financial Officer